Exhibit 99

FOR IMMEDIATE RELEASE	February 17, 2004
Media Contact: Art McDonald, (520) 884-3628	Page 1 of 7
Financial Analyst Contact: Jo Smith, (520) 884-3650

UNISOURCE ENERGY REPORTS EARNINGS FOR 2003

Tucson, Ariz. - UniSource Energy Corporation (NYSE: UNS) today reported earnings for 2003 of $112.6 million, or $3.33 per share of common stock.

UniSource Energy’s 2003 results include the adoption of Financial Accounting Standard 143 (FAS 143), a new rule related to accounting for plant retirement and removal costs. In the first quarter of 2003, Tucson Electric Power Company (TEP), UniSource Energy’s principal subsidiary, recorded a $67.5 million after-tax gain, or $1.99 per UniSource Energy share, as a result of adopting FAS 143. Excluding the impact of FAS 143, UniSource Energy’s 2003 earnings were $45.1 million, or $1.34 per share. Also, in December 2003, TEP recognized $15 million of tax benefits related to prior years’ net operating losses and investment tax credits.

Income from newly acquired gas and electric systems and the development fee for a new coal-fired generator were among several factors that contributed to 2003 earnings. The year’s results also include $2.7 million of expenses related to the proposed acquisition of UniSource Energy. In 2002, UniSource Energy reported earnings of $33.3 million, or $0.99 per share.

“In 2003, we acquired a utility with more than 200,000 electric and gas customers, arranged for the construction of a new 400-MW coal-fired unit at the Springerville Generating Station and provided shareholders with a solid return on their investment,” said James S. Pignatelli, Chairman, President and Chief Executive Officer of UniSource Energy. “We achieved several significant goals while setting the stage for another promising year.”

In November 2003, UniSource Energy entered into an acquisition agreement that provides for the acquisition of all the outstanding common stock of UniSource Energy for $25.25 per share by Saguaro Utility Group L.P., an Arizona limited partnership whose general partner is Sage Mountain, L.L.C. and whose limited partners include investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P., J.P. Morgan Partners, LLC, and Wachovia Capital Partners. The Board of Directors of UniSource Energy has scheduled a special meeting for March 29, 2004 for its shareholders to formally consider a proposal to approve the acquisition agreement. The record date for this special meeting is February 23, 2004. Only shareholders of record will be eligible to participate in the special meeting in person or by proxy. Shareholders of record should expect to receive proxy materials by mail in early March. The acquisition, which also requires certain regulatory approvals, is expected to occur in the second half of 2004.

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UniSource Energy Development Company (UED) recognized a $6 million after-tax gain from the development fee it received for making arrangements for the construction of a new unit at TEP’s Springerville Generating Station (SGS). Construction on SGS Unit 3 began last year, and the generator is expected to be operational by December 2006. Tri-State Transmission and Generation Association, a wholesale power cooperative, will be the lessee of the completed unit and take 300 MW of the power it produces. TEP will operate the unit and take as much as 100 MW of capacity from Tri-State for up to five years. The remaining 100 MW will be purchased by Phoenix-based Salt River Project under a 30-year contract with Tri-State.

UniSource Energy Services (UES), a subsidiary formed to own the gas and electric systems acquired from Citizens Communications Company (NYSE: CZN) on August 11, 2003, contributed $3 million to earnings.

“Our experienced leadership team at TEP has helped make UES a success from day one,” Pignatelli said. “I’m confident that our utilities will continue to work together to deliver safe, reliable energy to all our customers across Arizona.”

Tucson Electric Power Company

In 2003, TEP reported earnings of $127.6 million, or $3.77 per UniSource Energy share. Excluding the impact of adopting FAS 143, TEP’s earnings were $60.1 million, or $1.78 per UniSource Energy share. Reported earnings also include the recognition of $15 million of tax benefits related to prior years’ net operating losses and investment tax credits.

TEP’s retail kilowatt-hour (kWh) sales increased 2.7 percent, while retail revenue grew by $23 million in 2003. Warm summer weather and the continuing growth of the utility’s customer base contributed to increased kWh sales. Cooling degree days increased 9 percent over 2002, and TEP’s peak summer load of 2,060 megawatts exceeded the previous year’s peak by 8.5 percent. TEP’s retail customer base, meanwhile, grew 2.2 percent to 367,239 in 2003.

“TEP’s residential and commercial customer bases continue to grow, and sales to those customers increased during 2003 as the economy continued to improve,” Pignatelli said.

Unplanned power plant outages during the first half of 2003 left TEP with fewer wholesale sales opportunities, contributing to a $7 million, or 4 percent, annual reduction in wholesale revenues. Despite lower wholesale sales, utility gross margin (Total Operating Revenues less Fuel and Purchased Energy) was down only 1 percent compared to 2002. New purchased power contracts and the completion of a new 500-kV link to the transmission grid north of Tucson allowed TEP to rely more heavily on purchased power and minimize the use of its less efficient gas-fired generators.

Despite several untimely outages, TEP’s coal-fired generating units operated at an 88.5 percent equivalent availability factor in 2003. TEP’s operating cash flows also remained strong in 2003, increasing 27 percent to $257.8 million.

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UniSource Energy Services

In 2003, UES reported earnings of $3 million, or $0.09 per UniSource Energy share. The utility began providing gas and electric service in northern and southern Arizona in August 2003. Total revenues from UES’ electric operations reached $55.2 million in 2003, while UES’ gas operations produced $46.5 million in total revenues.

The customer base for UES’ gas operations grew 0.6 percent during the fourth quarter of 2003, reaching 128,147 by the end of the year. During the same time period, UES’ electric customer base grew 0.8 percent, reaching 81,159 at December 31, 2003.

Millennium Energy Holdings

Millennium Energy Holdings (MEH), parent company of UniSource Energy’s unregulated energy businesses, reported an annual net loss of $16.4 million in 2003, or $0.48 per UniSource Energy share. In 2002, MEH lost $15.5 million, or $0.46 per UniSource Energy share. MEH’s 2003 results reflect operating costs as well as research and development expenses and valuation adjustments.

Global Solar Energy, a key holding of MEH, signed an exclusive licensing agreement with ICP, the world’s largest distributor of solar products for consumers, and began integrating its flexible thin-film photovoltaic cells into Coleman-branded portable power products.

Annual and Quarterly Reported Earnings Per Share Summary

Earnings Per Share Summary	Year End		4th Quarter
Per UniSource Energy Share	2003	2002	2003	2002

Tucson Electric Power	$1.78	$1.59	$0.73	$0.34
UniSource Energy Services	0.09	-	0.09	-
Millennium Energy Holdings	(0.48)	(0.46)	(0.13)	(0.15)
UniSource Energy Development	0.21	0.03	0.21	(0.01)
Inter-Company and Other	(0.26)	(0.17)	(0.07)	(0.04)

Income Before Cumulative Effect
of Accounting Change	1.34	0.99	0.83	0.14
Cumulative Effect of Accounting
Change - Net of Tax	1.99	-	-	-

UniSource Energy Consolidated	$3.33	$0.99	$0.83	$0.14

Avg. Shares Outstanding (millions)	33.8	33.7	33.9	33.7

UniSource Energy believes that the presentation of TEP, UES, MEH and UED net income or loss on a per UniSource Energy share basis, which are non-GAAP financial measures, provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy’s reported earnings.

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Quarterly Results

UniSource Energy’s consolidated fourth quarter 2003 earnings were $28.1 million, or $0.83 per share of common stock, compared with $4.9 million, or $0.14 per share of common stock, during the same period in 2002. UED’s $6 million development fee for SGS Unit 3 and a $15 million TEP tax benefit recorded in the fourth quarter of 2003 accounted for much of the year-over-year increase. Higher retail sales volumes at TEP and income from UES also contributed to higher fourth quarter earnings in 2003.

Earnings Outlook

UniSource Energy’s management currently estimates that its 2004 full-year earnings will be between $1.25 and $1.60 per share.

Numerous factors can affect UniSource Energy’s ability to reach the 2004 estimates. The factors include, but are not limited to: uncertainties prevailing in the wholesale power market; regulatory decisions; performance of TEP’s generating plants; the weather; the pace and strength of the economic recovery in the region; fuel and purchased power expense; changes to long-term contracts; changes in asset depreciable lives; changes in accounting standards; the amount of research, development and operating expenses incurred by UniSource Energy’s unregulated energy technology investments; acquisition related costs and our compliance with the restrictive covenants contained in the acquisition agreement.

UniSource Energy’s earnings are subject to its utilities’ seasonal energy sales. Generally, TEP records a significant portion of its earnings during the third quarter as a result of peak energy usage during the summer.

In connection with the proposed acquisition of UniSource Energy, during 2004 UniSource Energy will seek to obtain all necessary regulatory approvals and the required shareholder approval and comply with all of the conditions contained in the acquisition agreement so that the acquisition can occur in a timely manner.

Fourth Quarter 2003 and Annual Earnings Discussion

UniSource Energy officials will discuss 2003 results on Wednesday, February 18, 2004, during a conference call that will begin at 10:30 a.m. EDT. James S. Pignatelli, UniSource Energy Chairman, President and Chief Executive Officer, and Kevin Larson, Vice President and Chief Financial Officer, will host the call.

Telephone Access

To listen to the live conference call, dial (877) 582-0446 5 to 10 minutes prior to the event and reference confirmation code 5553631. A telephone replay will be available for seven days starting Wednesday, February 18. To listen to the replay, dial (800) 642-1687 and reference confirmation code 5553631.

Internet Access

A live audio-only webcast of the conference call is available through a link at www.UniSourceEnergy.com. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software.

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A recording of the webcast will be available for 30 days through a link at www.UniSourceEnergy.com.

UniSource Energy’s primary subsidiaries include Tucson Electric Power Company; UniSource Energy Services, provider of natural gas and electric service in northern and southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy’s unregulated energy businesses. For more information about UniSource Energy and its subsidiaries, visit www.UniSourceEnergy.com.

This news release contains forward-looking information that involves risks and uncertainties, that include, but are not limited to, the outcome of regulatory proceedings; the ongoing restructuring of the electric industry; regional economic and market conditions which could affect customer growth and the cost of power supplies; the cost of debt and equity capital; changes in accounting standards; weather variations affecting customer usage; and other factors listed in UniSource Energy’s Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.

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UNISOURCE ENERGY 2003 RESULTS

UniSource Energy Corporation Condensed Consolidated Statements of Income
(in thousands of dollars, except per share amounts)	Three Months Ended December 31,		Increase / (Decrease)
(UNAUDITED)	2003	2002	Amount	Percent

Operating Revenues
Electric Retail Sales	$186,575	$144,985	$41,590	28.7
Electric Wholesale Sales	43,991	43,629	362	0.8
Gas Revenue	36,305	-	36,305	N/M
Net Loss on TEP Forward Contracts and MEG Trading Activities	(82)	(292)	210	71.9
Other Revenues	14,956	2,965	11,991	N/M

Total Operating Revenues	281,745	191,287	90,458	47.3

Operating Expenses
Fuel	47,651	44,775	2,876	6.4
Purchased Energy	54,795	9,229	45,566	N/M
Other Operations and Maintenance	63,663	48,020	15,643	32.6
Depreciation and Amortization	35,171	31,848	3,323	10.4
Amortization of Transition Recovery Asset	6,342	4,243	2,099	49.5
Taxes Other Than Income Taxes	12,696	10,804	1,892	17.5

Total Operating Expenses	220,318	148,919	71,399	47.9

Operating Income	61,427	42,368	19,059	45.0

Other Income (Deductions)
Interest Income	5,113	5,741	(628)	(10.9)
Other Income	3,902	1,815	2,087	N/M
Other Expense	(2,414)	(2,084)	(330)	(15.8)

Total Other Income (Deductions)	6,601	5,472	1,129	20.6

Interest Expense
Long-Term Debt	21,927	17,505	4,422	25.3
Interest on Capital Leases	21,289	21,905	(616)	(2.8)
Other Interest Expense, Net of Amounts Capitalized	805	331	474	N/M

Total Interest Expense	44,021	39,741	4,280	10.8

Income Before Income Taxes	24,007	8,099	15,908	N/M
Income Tax Expense (Benefit)	(4,073)	3,217	(7,290)	N/M

Net Income	$28,080	$4,882	$23,198	N/M

Average Shares of Common Stock Outstanding (000)	33,914	33,699	215	0.6

Basic Earnings per Share	$0.83	$0.14	$0.69	N/M

Diluted Earnings per Share	$0.81	$0.14	$0.67	N/M

Dividends Paid per Share	$0.15	$0.125	$0.025	20.0

	Three Months Ended
Tucson Electric Power	December 31,		Increase / (Decrease)
Electric kWh Sales (000):	2003	2002	Amount	Percent

Retail Sales	1,870,411	1,758,540	111,871	6.4
Wholesale Sales	991,498	1,100,089	(108,591)	(9.9)

Total	2,861,909	2,858,629	3,280	0.1

N/M - Not Meaningful Reclassifications have been made to prior periods to conform to the current period's presentation.

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UNISOURCE ENERGY 2003 RESULTS
UniSource Energy Corporation Condensed Consolidated Statements of Income
(in thousands of dollars, except per share amounts)	Twelve Months Ended December 31,		Increase / (Decrease)
(UNAUDITED)	2003	2002	Amount	Percent

Operating Revenues Electric Retail Sales	$743,718	$666,049	$77,669	11.7
Electric Wholesale Sales	151,872	158,409	(6,537)	(4.1)
Gas Revenue	46,520	-	46,520	N/M
Net Gain on TEP Forward Contracts and MEG Trading Activities	236	644	(408)	(63.4)
Other Revenues	27,927	13,637	14,290	N/M

Total Operating Revenues	970,273	838,739	131,534	15.7

Operating Expenses
Fuel	210,163	209,712	451	0.2
Purchased Energy	135,549	45,007	90,542	N/M
Coal Contract Termination Fee	-	11,250	(11,250)	N/M
Other Operations and Maintenance	213,906	188,910	24,996	13.2
Depreciation and Amortization	130,643	127,923	2,720	2.1
Amortization of Transition Recovery Asset	31,184	24,554	6,630	27.0
Taxes Other Than Income Taxes	48,115	45,508	2,607	5.7

Total Operating Expenses	769,560	652,864	116,696	17.9

Operating Income	200,713	185,875	14,838	8.0

Other Income (Deductions)
Interest Income	20,493	20,654	(161)	(0.8)
Other Income	7,306	6,200	1,106	17.8
Other Expense	(5,620)	(8,025)	2,405	30.0

Total Other Income (Deductions)	22,179	18,829	3,350	17.8

Interest Expense
Long-Term Debt	80,844	65,620	15,224	23.2
Interest on Capital Leases	84,080	87,801	(3,721)	(4.2)
Other Interest Expense, Net of Amounts Capitalized	1,708	1,130	578	51.2

Total Interest Expense	166,632	154,551	12,081	7.8

Income Before Income Taxes and
Cumulative Effect of Accounting Change	56,260	50,153	6,107	12.2
Income Tax Expense	11,114	16,878	(5,764)	(34.2)

Income Before Cumulative Effect of Accounting Change	45,146	33,275	11,871	35.7
Cumulative Effect of Accounting Change - Net of Tax	67,471	-	67,471	N/M

Net Income	$112,617	$33,275	$79,342	N/M

Average Shares of Common Stock Outstanding (000)	33,828	33,665	163	0.5

Basic Earnings per Share
Income Before Cumulative Effect of Accounting Change	$1.34	$0.99	$0.35	35.4
Cumulative Effect of Accounting Change - Net of Tax	$1.99	-	$1.99	N/M
Net Income	$3.33	$0.99	$2.34	N/M

Diluted Earnings per Share
Income Before Cumulative Effect of Accounting Change	$1.31	$0.97	$0.34	35.1
Cumulative Effect of Accounting Change - Net of Tax	$1.97	-	$1.97	N/M
Net Income	$3.28	$0.97	$2.31	N/M

Dividends Paid per Share	$0.60	$0.50	$0.10	20.0

	Twelve Months Ended
Tucson Electric Power	December 31,		Increase / (Decrease)
Electric kWh Sales (000):	2003	2002	Amount	Percent

Retail Sales	8,229,553	8,012,418	217,135	2.7
Wholesale Sales	3,364,010	4,017,628	(653,618)	(16.3)

Total	11,593,563	12,030,046	(436,483)	(3.6)

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.

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